Exhibit 99.2

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/08	6/30/08	9/30/08	12/31/08	2008	3/31/09	06/30/09	09/30/09
Revenues - Consumer vs. Institutional

Consumer	28,640	37,455	45,587	55,972	167,654	40,350	42,902	50,935
Institutional	6,945	10,287	14,216	10,278	41,726	9,934	13,558	16,281
	35,585	47,742	59,803	66,250	209,380	50,284	56,460	67,216

YoY Growth (%)
Consumer	26%	70%	86%	48%	56%	41%	15%	12%
Institutional	10%	24%	39%	94%	38%	43%	32%	15%
Total	22%	57%	72%	54%	52%	41%	18%	12%

% of Total Revenue
Consumer	80%	78%	76%	84%	80%	80%	76%	76%
Institutional	20%	22%	24%	16%	20%	20%	24%	24%
	100%	100%	100%	100%	100%	100%	100%	100%

Consumer Revenue by Channel

DTC	18,925	20,691	26,650	30,436	96,702	24,945	25,944	28,471
Kiosk	6,135	8,017	10,032	12,130	36,314	8,222	9,279	9,775
Global Retail	3,580	8,747	8,905	13,406	34,638	7,183	7,679	12,689
	28,640	37,455	45,587	55,972	167,654	40,350	42,902	50,935

YoY Growth (%)
DTC	37%	57%	84%	48%	56%	32%	25%	7%
Kiosk	23%	47%	75%	56%	52%	34%	16%	-3%
Global Retail	-9%	152%	104%	42%	63%	101%	-12%	42%
	26%	70%	86%	48%	57%	41%	15%	12%

% Revenue by Channel
DTC	66%	55%	58%	54%	58%	62%	60%	56%
Kiosk	21%	22%	22%	22%	22%	20%	22%	19%
Global Retail	13%	23%	20%	24%	20%	18%	18%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Unit Metrics
Consumer unit volume (in thousands)	107.7	131.0	143.8	169.1	551.5	116.3	118.8	143.5
Consumer average sales price per unit	$266	$286	$317	$331	$302	$347	$361	$355

YoY Unit Metrics Growth (%)
Consumer unit volume	0%	34%	41%	13%	21%	8%	-9%	0%
Consumer average sales price per unit	26%	27%	32%	32%	29%	30%	26%	12%

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/08	6/30/08	9/30/08	12/31/08	2008	3/31/09	06/30/09	09/30/09

# of Kiosks (end of period)
US	113	141	157	145	145	154	172	207
Europe	0	0	3	2	2	3	6	10
Asia Pacific	0	0	1	3	3	4	5	7
Total # of Kiosks (end of period)	113	141	161	150	150	161	183	224

Revenues by Geography

United States	33,344	45,700	57,373	62,996	199,413	47,477	53,128	62,378
International	2,241	2,042	2,430	3,254	9,967	2,807	3,332	4,838
	35,585	47,742	59,803	66,250	209,380	50,284	56,460	67,216

Revenues by Geography (as a %)
United States	94%	96%	96%	95%	95%	94%	94%	93%
International	6%	4%	4%	5%	5%	6%	6%	7%
	100%	100%	100%	100%	100%	100%	100%	100%

YoY Growth (%)
United States	21%	56%	71%	55%	52%	42%	16%	9%
International	47%	70%	87%	43%	58%	25%	63%	99%